File No. 024-10888

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

Post-Qualification Amendment

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

B2Digital, Incorporated

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

4522 West Village Drive, Suite 215

Tampa, FL 33624

(813) 961-3051

(Address, including zip code, and telephone number,

including area code, of issuer’s principal executive office)

The Corporation Trust Company

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

7841	84-0916299
(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

This Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

EXPLANATORY NOTE

This Post-Qualification Amendment to Form 1-A (this “Post-Qualification Amendment”) is being filed by B2Digital, Incorporated, a Delaware corporation (the “Company”), solely for the purpose of filing Exhibit 11.2 and providing revised Exhibit 11.3. Accordingly, this Post-Qualification Amendment consists only of Part I, this Explanatory Note, Part III, the signature page, and the additional exhibit and the revised exhibit. The Offering Circular is unchanged and has therefore been omitted.

PART III—EXHIBITS

Index to Exhibits

Exhibit Number	Exhibit Description

2.1*	Amended Articles of Incorporation
2.2*	Bylaws
3.1*	Specimen Stock Certificate
4.1**	Form of Subscription Agreement
6.1*	Employment Agreement of Greg P. Bell
6.2*	Indemnification Agreement of Greg P. Bell
6.3*	Employment Agreement of Paul D.H. LaBarre
6.4*	Indemnification Agreement of Andrew Georgens
6.5*	Indemnification Agreement of Paul Labarre
6.6*	Indemnification Agreement of Hugh Darryl Metz
11.1***	Consent of Business Legal Advisors, LLC. (included in Exhibit 12.1)
11.2	Consent of Vail & Park, P.C.
11.3	Consent of Accell Audit and Compliance, PA
12.1***	Opinion of Business Legal Advisors, LLC

*Filed with the Company’s Form 1-A on August 21, 2018

**Filed with the Company’s 253(g)(2) on May 22, 2019

***Filed with the Company’s Post-Qualification Amendment to Form 1-A on September 5, 2019

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, Florida, on September 30, 2019.

(Exact name of issuer as specified in its charter):	B2Digital, Incorporated

By: /s/ Greg P. Bell
Greg P. Bell, Chief Executive Officer (Principal Executive Officer).

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Greg P. Bell
Greg P. Bell, Chief Executive Officer (Principal Executive Officer).

Date: September 30, 2019

By:	/s/ Greg P. Bell
Greg P. Bell, Chief Financial Officer (Principal Financial Officer, Principal Accounting Officer).

Date: September 30, 2019

SIGNATURES OF DIRECTORS:

/s/ Greg P. Bell
Greg P. Bell, Director

/s/ Paul D. H. LaBarre
Paul D. H. LaBarre, Director

/s/ Andrew Georgens,
Andrew Geogens, Director

/s/ Hugh Darryl Metz
Hugh Darryl Metz, Director

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